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  As filed with the Securities and Exchange Commission on January 12, 2005
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                            ID BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

       British Columbia, Canada                            N/A
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

    1630 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia,
                                 Canada V6C 3L6
          (Address of principal executive offices, including zip code)

              ID BIOMEDICAL CORPORATION RESTRICTED SHARE UNIT PLAN
                              (Full title of plan)

 ID Biomedical Corporation of Washington                    Copies to:
  19204 North Creek Parkway, Suite 100                    Gary J. Kocher
            Bothell, WA 98011                        Preston Gates & Ellis LLP
             (425) 482-2601                        925 Fourth Avenue, Suite 2900
  (Name, address and telephone number,                Seattle, Washington 98104
  including area code, of agent for service)              (206) 623-7580

===================================================================================================================
                                                    Proposed          Proposed Maximum
   Title of securities        Amount to be      Maximum offering     aggregate offering           Amount of
     to be registered        registered (1)    price per unit (2)        price (2)             registration fee
-------------------------------------------------------------------------------------------------------------------
      Common Shares         2,850,000 shares         $13.90           $39,615,000.00              $5,019.22
===================================================================================================================

 (1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, based upon the average high and low prices of the Common Shares of the Registrant on the Nasdaq National Market on January 5, 2005.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by ID Biomedical Corporation (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2003 (the "Annual Report") filed with the Commission on May 20, 2004 under Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

         (c) The description of the Company's common stock contained in the Company's Form 8 (Amendment No. 2) to a Registration Statement on Form 20-F (Commission File No. 0-20390), filed with the Commission on November 4, 1992.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference into this Registration Statement and will be deemed to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Directors and officers of ID Biomedical are entitled to indemnification in the following circumstances:

            (a) Under Section 160 of the Business Corporations Act (British Columbia), a company may indemnify an individual who is or was a director or officer of the company, or is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company or (ii) at the request of the company; or an individual who at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives against all eligible penalties and expenses actually and reasonably incurred in respect of an eligible proceeding. Eligible penalties include a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. Eligible proceedings include a proceeding in which the indemnified individual, by reason of that individual being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, is or may be joined as a party or is or may be liable for in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. Expenses include costs, charges and expenses, including legal and other fees. No indemnity or payment of expenses may be given or made if the director or officer did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, or if in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that his or her conduct was lawful; and

            (b) Under Section 21.01 of the Articles of Incorporation of the Company, the Company is obligated to indemnify any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as an officer, employee or agent of another company or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of any such person, against all costs, charges and expenses actually incurred by such person, including legal fees and any amount paid to settle an action or to satisfy a judgment in any civil, criminal or administrative action or proceeding to which such person is made a party by reason of having so been or having so served as an officer, employee or agent; provided, in all cases, such person fulfills the condition that he or she (1) acted honestly and in good faith with a view to the best interests of the Company or such other company, partnership, joint venture, trust or other enterprise, as the case may be, and (2) in the case of a criminal or

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administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful.

            As contemplated by Section 165 of the Business Corporations Act (British Columbia), the Company has purchased directors' and officers' liability insurance which, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

            Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT                           DESCRIPTION
-------                           -----------

  5      --  Opinion of Borden Ladner Gervais LLP
 23.1    --  Consent of Borden Ladner Gervais LLP (included as Exhibit 5)
 23.2    --  Consent of KPMG LLP, Independent Registered Public Accounting Firm
  24     --  Power of Attorney (included as part of signature page)
  99     --  ID Biomedical Corporation Restricted Share Unit Plan

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating

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to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on this 12th day of January, 2005.

                                        ID BIOMEDICAL CORPORATION

                                        By       /s/ ANTHONY F. HOLLER
                                           -------------------------------------
                                           Name:    Dr. Anthony F. Holler
                                           Title:   Chief Executive Officer

                                POWER OF ATTORNEY

         Each persons whose individual signature appears below hereby authorizes Anthony Holler and Todd Patrick, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of

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substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments to this Registration Statement, including post-effective amendments and supplements thereto, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 12th day of January, 2005.

                          SIGNATURE                                   TITLE
                          ---------                                   -----

/s/ ANTHONY F. HOLLER                           Chief Executive Officer and Director (Principal
------------------------------------            Executive Officer)
Dr. Anthony F. Holler

/s/ TODD R. PATRICK                             President, Chief Financial Officer (Principal
------------------------------------            Financial Officer and Principal Accounting Officer)
Todd R. Patrick                                 and Director

/s/ RICHARD BASTIANI                            Chairman of the Board of Directors
------------------------------------
Dr. Richard Bastiani

/s/ DANIEL A. CARRIERE                          Director
------------------------------------
Daniel A. Carriere

/s/ RICHARD H. MCCOY                            Director
------------------------------------
Richard H. McCoy

/s/ JON S. SAXE                                 Director
------------------------------------
Jon S. Saxe

/s/ BRIAN J. UNDERDOWN                          Director
------------------------------------
Dr. Brian J. Underdown

/s/ IAN A. WEBB                                 Director
------------------------------------
Ian A. Webb

/s/ MICHEL GRECO                                Director
------------------------------------
Michel Greco


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             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


EXHIBIT                           DESCRIPTION
-------                           -----------

  5      --  Opinion of Borden Ladner Gervais LLP
 23.1    --  Consent of Borden Ladner Gervais LLP (included as Exhibit 5)
 23.2    --  Consent of KPMG LLP, Independent Registered Public Accounting Firm
  24     --  Power of Attorney (included as part of signature page)
  99     --  ID Biomedical Corporation Restricted Share Unit Plan